                                                                   Exhibit 10.11

                             EMPLOYMENT AGREEMENT
                             --------------------


     This AGREEMENT (the "Agreement") is made as of October 2, 1998, effective September 30, 1998 (the "Effective Date"), by and between Voyager Information Networks, Inc., a Michigan corporation (the "Employer"), and David Shires (the "Employee").

     WHEREAS, pursuant to the terms of that certain Asset Purchase Agreement dated as of September 26, 1998 (the "Purchase Agreement") by and between the Employer and NetLink Systems, L.L.C. ("NetLink), the Employer is purchasing all of the assets used or useful in connection with NetLink's Internet connectivity service business;

     WHEREAS, the Employee is an executive officer and member of NetLink and is knowledgeable in the Internet connectivity service industry; and

     WHEREAS, the parties hereto desire to assure that the Employee's knowledge and experience will continue to be available to the Employer after consummation of the transactions contemplated by the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:

     1.   Employment.  The Employer agrees to employ the Employee and the
          ----------
Employee agrees to be employed by the Employer on the terms and conditions set forth in this Agreement.

     2.   Capacity.  The Employee shall initially serve the Employer as the
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Director of Business Development, subject to the approval of the Chief Executive
Officer. The Employee shall also serve the Employer in such other or additional offices as the Employee may be requested to serve from time to time by the Chief Executive Officer of the Employer; provided, however that the Employee's
                                   --------  -------
services and duties with respect to such other or additional offices shall not result in a material diminution of Employee's role and responsibilities contemplated hereby. In such capacity or capacities, the Employee shall perform such services and duties in connection with the business, affairs and operations of the Employer as may be assigned or delegated to the Employee from time to time by the Chief Executive Officer.

     3.   Term.  Subject to the provisions of Section 5, the term of employment
          ----
pursuant to this Agreement (the "Term") shall be two (2) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the second anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Employee or the Employer gives written notice to the other not less than sixty (60) days prior to the date of any such anniversary of such party's election not to extend the Term.

     4.   Compensation and Benefits.  The regular compensation and benefits
          -------------------------
payable to the Employee under this Agreement shall be as follows:

          (a) Salary.  For all services rendered by the Employee under this
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Agreement, the Employer shall pay the Employee a salary (the "Salary") at the annual rate of Ninety Thousand Dollars ($90,000), subject to increase from time to time in the discretion of the Board of Directors of the Employer (the "Board of Directors"). The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its senior Employees, but not less frequently than monthly.

          (b) Bonus.  The Employer shall pay to the Employee an annual bonus
              -----
(the "Bonus") which is equal to twenty percent (20%) of the Salary then in effect, payable in two (2) semi-annual installments on December 31 and June 30 of each calendar year. For any partial year of employment under this Agreement, including, without limitation, the three-month period ended December 31, 1998, the Employee shall be paid the pro-rata portion of the Bonus. The Employee shall not be eligible for other bonus payments under the Employer's bonus pool.

          (c) Regular Benefits.  The Employee shall also be entitled to
              ----------------
participate in any employee benefit plans, stock option plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, vacation plans, expense reimbursement plans and other benefit plans which the Employer may from time to time have in effect for all or most of its senior Employees. Such participation shall be subject to the terms of the applicable plan documents, generally applicable policies of the Employer, applicable law and the discretion of the Board of Directors or any administrative or other committee provided for in or contemplated by any such plan. Nothing contained in this Agreement shall be construed to create any obligation on the part of the Employer to establish any such plan or to maintain the effectiveness of any such plan which may be in effect from time to time.

          (d) Taxation of Payments and Benefits.  The Employer shall undertake
              ---------------------------------
to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

          (e) Exclusivity of Salary and Benefits.  The Employee shall not be
              ----------------------------------
entitled to any payments or benefits other than those provided under this Agreement.

     5.   Termination and Termination Benefits.  Notwithstanding the provisions
          ------------------------------------
of Section 3, the Employee's employment under this Agreement shall terminate under the following circumstances set forth in this Section 5.

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

          (a) Termination by the Employer for Cause.  The Employee's employment
              -------------------------------------
under this Agreement may be terminated for cause without further liability on the part of the Employer effective immediately upon written notice to the Employee by the Employer. Only the following shall constitute "cause" for such termination:

              (i) the probable cause determination by a court of law regarding the commission by the Employee of a felony or the conviction of the Employee for any misdemeanor involving moral turpitude, deceit, dishonesty or fraud;

              (ii) failure to perform (other than by reason of disability or illness) to the reasonable satisfaction of the Chief Executive Officer a substantial portion of the Employee's duties and responsibilities assigned or delegated under this Agreement, which failure continues, in the reasonable judgment of the Chief Executive Officer, for thirty (30) days after written notice given to the Employee by the Chief Executive Officer;

              (iii) gross negligence, willful misconduct or insubordination of the Employee with respect to the Employer or any affiliate of the Employer and the Employees duties with respect thereto, which continues, in the reasonable judgment of the Chief Executive Officer, for thirty (30) days after written notice given to the Employee by the Chief Executive Officer; or

              (iv) material breach by the Employee of any of the Employee's obligations under this Agreement, which breach continues, in the reasonable judgment of the Chief Executive Officer, for thirty (30) days after written notice given to the Employee by the Chief Executive Officer.

          (b) Termination by the Employee.  The Employee's employment under this
              ---------------------------
Agreement may be terminated by the Employee by written notice to the Chief Executive Officer at least sixty (60) days prior to such termination.

          (c) Termination by the Employer Without Cause.  Subject to the payment
              -----------------------------------------
of Termination Benefits pursuant to Section 5(d), the Employee's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Employee from the Employer.

          (d) Certain Termination Benefits.  Unless otherwise specifically
              ----------------------------
provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Employee under this Agreement shall terminate on the date of termination of the Employee's employment under this Agreement. Notwithstanding the foregoing, in the event of termination of the Employee's employment with the Employer pursuant to Section 5(c) above, the Employer shall provide to the Employee the following termination benefits ("Termination Benefits"):

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

               (i) continuation of the Employee's Salary at the rate then in effect pursuant to Section 4(a); and

               (ii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (commonly known as
                                                     -- ---
"COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Employee as in effect on the date of termination.

The Termination Benefits set forth in (i) and (ii) above shall continue effective until the earlier to occur of (x) the expiration of the Term and (y) the first anniversary of the date on which the Employer begins providing Termination Benefits to the Employee; provided, however, that in the event the
                                      --------  -------
Employee breaches the terms of the Non-competition Agreement between the Employee and the Employer (the "Non-competition Agreement"), then all of such Termination Benefits shall immediately cease. Notwithstanding the foregoing, nothing in this Section 5(d) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under Section 5(d)(ii) ceases. The Employee shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the Termination Benefits Period and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Employee engages during the Termination Benefits Period.

          (e)  Death; Disability.  Upon the death of the Employee or the
               -----------------
permanent disability (as defined below) of the Employee continuing for a period in excess of one hundred eighty (180) consecutive days, all obligations of the Employer under this Agreement shall immediately terminate other than any obligation of the Employer with respect to earned but unpaid Salary and benefits contemplated hereby to the extent accrued or vested through the date of termination. As used herein, the terms "permanent disability" or "permanently disabled" shall mean the inability of the Employee, by reason of injury, illness or other similar cause, to perform a major part of his duties and responsibilities in connection with the conduct of the business and affairs of the Employer, as determined reasonably and in good faith by the Employer. The Employer shall use reasonable commercial efforts to obtain and maintain in effect disability insurance with respect to the Employee providing for disability payments equivalent to Salary payments that would have been made from termination due to disability through the date on which Salary obligations otherwise would have terminated provided such insurance is obtainable on commercially reasonable terms. Nothing in this Section 5(e) shall be construed to waive the Employee's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. (S) 2601 et seq.
                                                                         -- ---
and the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq.
                                                             -- ---

     6.   Confidential Information and Cooperation.
          ----------------------------------------

          (a) Confidential Information.  As used in this Agreement,
              ------------------------
"Confidential Information" means information belonging to the Employer which is of value to the Employer

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

in the course of conducting its business and the disclosure of which could result in a competitive or other disadvantage to the Employer. Confidential Information includes, without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Employee in the course of the Employee's employment by the Employer, as well as other information to which the Employee may have access in connection with the Employee's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by the Employee, or (ii) is acquired or developed by or on behalf of the Employee without the use, directly or indirectly, of any information that would otherwise constitute Confidential Information.

          (b) Confidentiality.  The Employee understands and agrees that the
              ---------------
Employee's employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential Information. At all times, both during the Employee's employment with the Employer and after his termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Employee's duties to the Employer.

          (c) Documents, Records, etc.  All documents, records, data, apparatus,
              ------------------------
equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain with the Employee any such material or property or any copies thereof after such termination.

          (d) Third-Party Agreements and Rights.  The Employee hereby confirms
              ---------------------------------
that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business, including, without limitation, any agreement with NetLink, which agreement shall be terminated prior to the effectiveness hereof. The Employee represents to the Employer that the Employee's execution of this Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party, including, without limitation, NetLink. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (e) Litigation and Regulatory Cooperation.  During and after the
              -------------------------------------
Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Employee was employed by the Employer. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this Section 6(e).

          (f) Injunction.  The Employee agrees that it would be difficult to
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measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in this Section 6, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, subject to Section 7 of this Agreement, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

          (g) Non-competition Agreement.  The Employee acknowledges that the
              -------------------------
Non-competition Agreement is an integral part of his employment arrangements with the Employer.

     7.   Dispute Resolution.  Except as provided below, any dispute arising out
          ------------------
of or relating to this Escrow Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Institute For Dispute Resolution Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The CPR Institute For Dispute Resolution shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. (S)(S)1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Detroit, Michigan.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate, however, such proceedings shall be guided by the following agreed upon procedures:

          (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

          (b)  no other discovery;

          (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three (3) hours; such hearings to take place on one or two days at a maximum; and

          (d) decision to be rendered not more than ten (10) days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 7 shall not apply with regard to any equitable remedies to which any party may be entitled hereunder.

     Each of the parties hereto (a) hereby irrevocably submits to the jurisdiction of any United States District Court of competent jurisdiction in the State of Michigan for the purpose of enforcing the award or decision in any such proceeding, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Employment Agreement or the subject matter hereof may not be enforced in or by such court, and hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such court. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. Final judgment against any party hereto in any such action, suit or proceeding may be enforced in other jurisdictions by suit, action or proceeding on the judgment, or in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that any
                                                 --------  -------
party hereto may at its or his option bring suit, or institute other judicial proceedings, in any state or federal court of the United States or of any country or place where the other parties or their assets, may be found.

     8.   Integration.  This Agreement and, to the extent related hereto, the
          -----------
Employee's Non-competition Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

     9.   Assignment; Successors and Assigns, etc.  Neither the Employer nor the
          ---------------------------------------
Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement
       --------
without the consent of the Employee (a) in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets or stock to any other corporation, partnership, organization or other entity or (b) in connection with the granting of a security interest in this Agreement to its senior lenders. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

     10.  Enforceability.  If any portion or provision of this Agreement
          --------------
(including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     11.  Waiver.  No waiver of any provision hereof shall be effective unless
          ------
made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     12.  Notices.  Any notices, requests, demands and other communications
          -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     13.  Amendment.  This Agreement may be amended or modified only by a
          ---------
written instrument signed by the Employee and by a duly authorized representative of the Employer.

     14.  Governing Law.  This is a Michigan contract and shall be construed
          -------------
under and be governed in all respects by the laws of the State of Michigan, without giving effect to the conflict of laws principles there.

     15.  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

     IN WITNESS WHEREOF, this Employment Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the Effective Date.


                         EMPLOYER:

                         VOYAGER INFORMATION NETWORKS, INC.



                         By:  /s/ Christopher Torto
                             ----------------------
                            Name: Christopher Torto
                            Title:   Chief Executive Officer


                         EMPLOYEE:


                         /s/ David Shires
                         ----------------
                         David Shires

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